Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 28, 2024, relating to the consolidated financial statements of Local Bounti Corporation and subsidiaries, included in the Annual Report on Form 10-K for the year ended December 31, 2023.

/s/ WithumSmith+Brown, PC

Whippany, New Jersey

June 14, 2024